UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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(Rule 14a-101)

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
(706) 876-5800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:
The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Corporate Office, 475 Reed Road, Dalton, Georgia, on May 5, 2021 at 8:00 a.m., Eastern Daylight Time, for the following purposes:

1.To elect seven individuals to the Board of Directors for a term of one year each;

2.     To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“Say-on-Pay”);

3.    To ratify appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2021; and

4.    Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 25, 2021, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dalton, Georgia
Dated: March 19 , 2021

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

May 5, 2021

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.dixiegroup.com/Investor.

THE DIXIE GROUP, INC.
475 Reed Road
Dalton, Georgia 30720
Phone (706) 876-5800

ANNUAL MEETING OF SHAREHOLDERS
May 5, 2021

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 19, 2021, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 25, 2021.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect seven (7) individuals to the Board of Directors for a term of one year each, (ii) cast an advisory vote on the Company’s executive compensation for its named executive officers; (iii) ratify the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2021, and (iv) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the seven (7) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; and (iii) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2021.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 25, 2021, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 25, 2021, 14,557,435 shares of Common Stock, representing 14,557,435 votes, were held of record by approximately 3,900 shareholders (including an estimated 3,200 shareholders whose shares are held in nominee names) and 880,313 shares of Class B Common Stock, representing 17,606,260 votes, were held by 10 individual shareholders, together representing an aggregate of 32,163,695 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the seven (7) nominees for director; (ii) FOR approving the Company’s executive compensation of its named executive officers; and (iii) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2021.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Derek Davis.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and Michael L. Owens. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with

Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting.

    Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes properly cast in favor of such compensation exceeds the number of votes cast against such compensation.

    Ratification of the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2021 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year-ended December 26, 2020, is enclosed herewith.

    The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 25, 2021, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.
The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table (the "Named Executive Officers"); (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 25, 2021 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	960,539	(3)	6.2	%
Lookout Mountain, TN 37350	Class B Common Stock	880,313	(4)	100	%

Jeffrey L. Gendell
1 Sound Shore Drive, Suite 304	Common Stock	1,437,547	(5)	9.9	%
Greenwich, CT 06830-7251

Hodges Capital Holdings, Inc.
2905 Maple Avenue	Common Stock	1,385,900	(6)	9.5	%
Dallas, TX 75201

Robert E. Shaw
115 West King Street	Common Stock	1,125,000	(7)	7.7	%
Dalton, GA 30722-1005

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

William F. Blue, Jr.	Common Stock	33,571	(8)		*

Charles E. Brock	Common Stock	25,341	(9)		*

D. Kennedy Frierson, Jr.	Common Stock	269,620	(10)	1.8	%
	Class B Common Stock	251,400	(4)	28.6	%

Lowry F. Kline	Common Stock	68,699	(11)		*

Hilda S. Murray	Common Stock	25,341	(12)		*

T.M. Nuckols, Jr.	Common Stock	51,339	(13)		*

Michael L. Owens	Common Stock	21,175	(14)		*

All Directors, Named Executive Officers and	Common Stock	1,303,445	(15)	8.4	%
Executive Officers as Group (10 Persons) **	Class B Common Stock	880,313	(16)	100	%

* Percentage of shares beneficially owned does not exceed 1% of the Class.
** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 18,029,391 votes or 56.1% of the total vote.

(1)    Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)    Does not include 151,937 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which Bank of America, N.A. serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)    Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Shares held outright	34,640		422,708	(a)
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	796	(a)	—
Shares held by his wife	—		94,879	(c)
Shares held by his children, their spouses and grandchildren	30,922	(b)	309,622	(c)
Unvested restricted stock	10,301	(a)	30,557	(a)
Shares held by family Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	880,313		—
Total	960,539		880,313

Total does not include 40,000 shares of Non Exercisable Stock Options.

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)    The 880,313 includes 409,987 shares of Class B Common Stock held subject to a Shareholder's Agreement among Daniel K. Frierson, his wife, two of their five children (including D. Kennedy Frierson, Jr., his son) and certain family trusts which hold Class B Common Stock, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares. The Shareholder's Agreement relates only to shares of Class B Common Stock held by each of the parties to the agreement. Pursuant to the agreement Daniel K. Frierson is granted a proxy to vote such shares of Class B Common Stock so long as they remain subject to the agreement. The Class B Common Stock is convertible on a share for share basis into shares of Common Stock; however, upon conversion such shares are no longer subject to the agreement. Nevertheless, the parties to the agreement may be deemed to be members of a "group" for purposes of Section 13(d) of the act and for purposes of reporting beneficial ownership of the Common Stock of The Dixie Group, Inc., and accordingly Daniel K. Frierson, and the other parties to the agreement have jointly filed a report on Schedule 13(d) reporting beneficial ownership of the Common Stock which they own.

(5)    Jeffrey L. Gendell. has reported the beneficial ownership of an aggregate of 1,437,547 shares of Common Stock for which he has 1,437,547 shared voting power and 1,437,547 shared dispositive power and 47,235 sole voting and sole dispositive power (with Tontine Asset Associates, LLC). The reported information is based upon the Schedule 13G filed by Tontine Asset Associates, LLC and Mr. Gendell, managing member of Tontine Asset Associates, LLC, with the Securities and Exchange Commission on Feburary 11, 2021.

(6)    Hodges Capital Holdings, Inc., Craig Hodges, Hodges Capital Management, Inc., Hodges Fund, Hodges Small Intrinsic Value Fund, and First Dallas Securities, Inc. has reported beneficial ownership of an aggregate of 1,385,900 shares of Common Stock. Hodges Capital Holdings, Inc. reports having shared voting power of 1,127,845 and 1,385,900 shared dispositive power. The reported information is based upon the Schedule 13G filed by Hodges Capital Holdings, Inc. with the Securities and Exchange Commission on February 2, 2021.

(7)    Robert E. Shaw has reported the beneficial ownership of an aggregate of 1,125,000 shares of Common Stock for which he has 1,125,000 shared voting power and 1,125,000 shared dispositive power. The reported information is based upon the Schedule 13G filed by Mr. Shaw with the Securities and Exchange Commission on January 25, 2021.

(8)    Mr. William F. Blue's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	12,609
Performance Units, convertible into shares of Common Stock on retirement as a director	20,962
Total	33,571

(9)    Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	25,341

(10)    Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Shares held outright	7,365	102,025	(a)
Shares held by his wife	100	—
Shares held in trust(s) for children	2,585	15,540	(a)
Shares held in 401(k)	2,301	—
Unvested Restricted Stock	5,869	133,835	(a)
Exercisable Stock Options	—	—
Deemed conversion of Class B Stock	251,400	—	(a)
Total	269,620	251,400

Total does not include 25,000 shares of Non Exercisable Stock Options.

(a)     Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(11)    Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	31,198
Performance Units, convertible into shares of Common Stock on retirement as a director	37,501
Total	68,699

(12)    Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	25,341
Total	25,341

(13)    Mr. T.M. Nuckols, Jr.'s beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	22,175
Unvested Restricted Stock	29,164
Total	51,339

Total does not include 15,000 shares of Non Exercisable Stock Options.

(14)    Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Shares held outright	—
Performance Units, convertible into shares of Common Stock on retirement as a director	21,175
Total	21,175

(15)    Includes: (i) 190,402 shares of Common Stock owned directly by individuals in this group; (ii) 7,909 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) 130,320 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (iv) 22,188 shares of Common Stock owned by immediate family members of certain members of this group; (v) 3,567 shares held in individual retirement accounts; (vi) 68,746 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (vii) 880,313 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock. This total excludes options which are not yet vested of 99,000 shares of Common Stock. The options excluded will vest once the average of the high and low share price of the Company’s Common Stock shall be at least $7.00 per share for a period of 5 consecutive days, prior to the option expiration date of May 30, 2022.
(16)    Includes: (i) 880,313 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director
Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint Directors to fill the unexpired terms of Directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became Directors of the Company, and certain other relevant information with respect to such nominees are as follows:

    William F. Blue, Jr., age 62, is Chairman of the Board of The Hopeway Foundation in Charlotte, North Carolina. From 2008 until his retirement in 2014, he served as Vice Chairman of Investment Banking and Capital Markets, part of Wells Fargo Securities, LLC, in Charlotte. Throughout his 29-year investment banking career, he represented foreign and domestic corporations in financing and advisory assignments, including acquisitions, divestitures, recapitalizations, fairness opinions, and public and private equity and debt offerings. From 1998 until 2008, Mr. Blue served as group head of the Wachovia Consumer and Retail Investment Banking group. Before joining Wachovia, he was a managing director in the Mergers and Acquisitions group of NationsBanc Montgomery Securities, the predecessor firm to Banc of America Securities. Mr. Blue is Chairman of the Company's Compensation Committee, a member of the Company's Audit Committee, and a member of the Company's Executive Committee. He has been a Director of the Company since October 2014.

    Charles E. Brock, age 56, is the owner of Brock Partnerships, an entrepreneurial advisory and investment firm. From 2013-2018, Mr. Brock served as President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of Pinnacle Financial Partners. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Nominations and Corporate Governance Committee. He has been a Director of the Company since 2012.

    Daniel K. Frierson, age 79, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a Director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world’s infrastructure headquartered in Chattanooga, Tennessee, and Printpack, Inc., a world leading Flexible Packaging Company, headquartered in Atlanta, Georgia. Mr. Frierson is Chairman of the Executive Committee.

    D. Kennedy Frierson, Jr., age 54, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. He has been a Director of the Company since 2012.

    Lowry F. Kline, age 80, served as a director of Coca-Cola Enterprises, Inc. from April 2000 until April 2008, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a former director of Jackson Furniture Industries, Inc., headquarter in Cleveland, Tennessee and McKee Foods Corporation, headquartered in Collegedale, Tennessee. Mr. Kline is a member of the Company’s Compensation Committee, a member of the Company’s Audit Committee, and is a member of the Company’s Executive Committee. He has been a Director of the Company since 2004.

    Hilda S. Murray, age 66, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray has been a Director of the Company since 2012, is a member of the Company’s Audit Committee, and is Chairman of the Company’s Nominations and Corporate Governance Committee.

    Michael L. Owens, age 64, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a Director of the Company since 2014 and is

Chairman of the Company's Audit Committee and a member of the Company’s Nominations and Corporate Governance Committee.

D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.
Considerations with Respect to Nominees

    In selecting the slate of nominees for 2021, the independent Directors of the Board considered the familiarity of the Company’s incumbent Directors with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board. With respect to all nominees, the independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by each nominee. These qualifications are reflected in the business experience listed under each nominee’s name above. In order of the list of nominees, such information may be summarized as follows: Mr. Blue is an experienced investment banker having been Vice Chairman of Wells Fargo Securities and involved with capital formation, mergers, acquisitions and financing of various types of venture; he chairs the Company's Compensation Committee. Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led the Company’s AtlasMasland Commercial business. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant and is Chairman of the Company's Audit Committee.

The Board of Directors recommends that the Company’s shareholders vote FOR electing the seven (7) nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors
The Board of Directors of the Company met eight (8) times in 2020.

Committees, Attendance, and Directors' Fees
     The Company has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee. Copies of the Charters of the Company’s Audit Committee, Compensation Committee and Nominations and Corporate Governance Committees, and the current resolution establishing the Executive Committee's authority may be found on the Company’s website at www.dixiegroup.com/Investor.

Members of the Executive Committee are Daniel K. Frierson, Chairman, William F. Blue, Jr. and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee met four (4) times in 2020.

Members of the Audit Committee are Michael L. Owens, Chairman, William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, and Hilda S. Murray. All of the members of the Audit Committee are “independent directors” as that term is defined by applicable regulations and rules of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met five (5) times in 2020.

Members of the Compensation Committee are William F. Blue, Jr., Chairman, and Lowry F. Kline. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2020, see Compensation Discussion and Analysis - Compensation for 2020.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

The Compensation Committee met two (2) times in 2020.

The members of the Nominations and Corporate Governance Committee in 2020 were Hilda S. Murray, Chairman, Charles E. Brock, and Michael L. Owens. The Nominations and Corporate Governance Committee develops and recommends for board approval corporate governance guidelines.

The Nominations and Corporate Governance Committee’s Charter includes the duties of a nominating committee. Nominees approved by a majority of the Committee are recommended to the full Board. In selecting and approving director nominees, the Committee considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Nominations and Corporate Governance Committee also considers the following in selecting the proposed nominee slate:

•at all times at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with relevant regulatory and NASD standards;

•at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert”.

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the makeup of the Board of Directors. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Nominations and Corporate Governance Committee met one (1) time in 2020.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive Sessions of the Board are chaired by Director Lowry F. Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in Executive Session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in Executive Session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate Executive Sessions with the Company’s independent registered public accounts, internal auditor and management. The Audit Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance
During 2020, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events.

Director Compensation
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable one-half in cash and one-half in value of Performance Units (subject to a $5.00 per share minimum value for determination of the number of performance units to be issued). Performance Units are redeemable upon a director’s retirement for an equivalent number of shares of the Company’s Common Stock. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairman of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that William F. Blue, Jr., Charles E. Brock, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with Director Lowry Kline serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2020, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock have been met.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions between the Company and Directors and Officers

The Company’s Nominations and Corporate Governance Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the committee for review. If required and appropriate under the circumstances, the committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the committee, including:

•the parties to the transaction and their relationship to the Company, its directors and officers;

•the terms of the transaction, including all proposed periodic payments; and

•the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

    During its fiscal year ended December 26, 2020, the Company purchased a portion of its product needs in the form of fiber, yarn, and carpet from Engineered Floors, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 7.7% of the Company’s Common Stock, which, as of year-end, represented approximately 3.5% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such products to the Company. Total purchases from Engineered Floors for 2020 were approximately $4.5 million; or approximately 1.9% of the Company’s cost of goods sold in 2020. In accordance with the terms of its charter, the Nominations and Corporate Governance Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of five members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 26, 2020 (the “Audited Financial Statements”). In addition, the Committee has discussed with Dixon Hughes Goodman LLP all matters required by applicable auditing standards.
The Committee also has received the written report, disclosure and the letter from Dixon Hughes Goodman required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Dixon Hughes Goodman LLP such other matters and received such assurances from them as the Committee deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 26, 2020, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Michael L. Owens, Chairman
William F. Blue, Jr.
Charles E. Brock
Lowry F. Kline
Hilda S. Murray

AUDIT COMMITTEE FINANCIAL EXPERT
    The Board has determined that Michael L. Owens, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Owens’ relevant experience, please refer to Mr. Owens’ biographical information as set forth in the Election of Directors section of this proxy statement. Additionally, the Board believes the remaining members of the Audit Committee would qualify as audit committee financial experts, within the meaning of applicable rules, based on each individual's qualification and expertise.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company’s executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of two independent directors chosen annually by the Board.

Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation
Compensation for each of the Company’s executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential annual compensation may consist of equity awards, the award value of which is tied to accomplishing both financial and non-financial goals and objectives.

Compensation for 2020. Effective February of 2020, the Compensation Committee selected performance goals and a range of possible incentives for the Company’s 2020 Incentive Plan (the “2020 Plan”). Pursuant to the 2020 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below under the heading “Potential Incentive Awards for 2020”.

In March 2020, the pandemic caused by the outbreak of the COVID-19 virus began affecting the Company’s business and the flooring industry as a whole. The business downturn in March and April was dramatic. Considerable uncertainty surrounded the possible duration and extent of the pandemic, as well as the possible effect of the pandemic on the Company’s operations. Accordingly, the Committee elected to wait until year end to assess the impact of the pandemic on the 2020 Plan, reserving to itself the discretion, granted under the terms of the plan, to treat the pandemic and its effects as an unusual event. As such, the Committee was authorized to preserve the potential award structure of the 2020 Plan (described in detail below) and evaluate the performance criteria established by the plan in light of the effects of the pandemic on the Company, its operations and its financial results.

The 2020 Plan also required an evaluation of various individual goals and objectives for each executive officer participating in the plan. The Committee determined that, in each case, the Company’s executive officers had achieved a high level of success with respect to their individual goals and objectives. The Company realized material improvements in many aspects of its operations: residential sales increased dramatically; waste was reduced and service levels significantly improved; products using alternate yarn systems were successfully developed and introduced to the market; the Company’s supplier base was broadened and expanded; inventory levels improved (once the worst of the COVID-19 disruptions was past); safety dramatically improved; the Company’s long term debt and credit arrangements were improved and restructured; and expenses were significantly controlled.

Considering the foregoing factors the Committee determined that the Company’s residential performance had reached the maximum level of success as measured by the 2020 Plan, and that the corporate level of performance had reached a level midway between the plan’s target and maximum levels. The Committee determined that the Company’s commercial business failed to reach the plan’s target levels, notwithstanding adjustment for disruptions caused by the pandemic. The following awards were then granted under the plan: Cash Incentive awards were paid pursuant to the 2020 Plan to the Company’s Named Executive Officers: Daniel K. Frierson - $478,125; D. Kennedy Frierson - $244,800; and T.M. Nuckols - $162,938. The following Career Shares were awarded: Daniel K. Frierson- 25,000; Kennedy Frierson - 22,400; and T.M. Nuckols - 11,000. The following Long-Term Incentive Plan Shares were awarded: Daniel K. Frierson - 77,219; D. Kennedy Frierson - 39,536; and T.M. Nuckols - 30,656. Continued employment at the time of payment and award is a requirement under the 2020 Incentive plan; accordingly, awards earned under the 2020 Incentive Plan will be reported as income for 2021. In accordance with the terms of the 2020 Plan, all cash incentives were paid, and all share awards were granted in March 2021.

For 2020, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.

Salary for 2020 and 2021. The base salaries for the executive officers were adjusted during 2020 to reflect the impact of the COVID-19 pandemic. The Chief Executive Officer's salary was reduced by 15% for a period of six and one-half months. All other executive officers' salaries were reduced by 10% for a period of six and one-half months. See the 2020 Summary Compensation Table for a tabular presentation of the amount of salary and other compensation elements paid in proportion to total compensation for each named executive officer.

Potential Incentive Awards for 2020. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to no more than 105% of such executive’s base salary (from 45% to 105% for the Chief Executive Officer and Chief Operating Officer, and from 15% to 75% for all other officers). Fifty percent of the amount of the potential award was based on achievement of specified levels of operating income from continuing operations for the Company, as adjusted for unusual items, 30% of the amount was based on achievement of specified levels of operating income of the Company’s residential business operations, as adjusted for unusual items, and 20% of the amount was based on achievement of specified levels of the Company’s commercial business operating income, as adjusted for unusual items. As noted above, the Committee treated the COVID-19 pandemic as an unusual item in its evaluation of results for 2020.

Executive officers whose responsibilities primarily relate to one of the Company’s business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty-five percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 30% was based on the achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 15% was based on achievement of specified levels of the annual operating income of the Company’s other business units, as adjusted for unusual items. As noted above, the Committee treated the COVID-19 pandemic as an unusual item in its evaluation of results for 2020.

The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2020 plus any cash incentive award paid for such year. Any Primary Long-Term Incentive Share Awards, if earned, vest ratably over three years.

Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year, excluding the Company’s Chief Operating Officer. The level of career share awards was set at 35% of the Chief Operating Officer’s base salary for 2020.

In accordance with past practice, any such award, if earned, would be granted in 2021. For participants age 61 or older, the Career Share Awards vest ratably over two years from the date of the grant. For the participants age 60 or younger, shares vest ratably over five years from the date of grant after the participant reaches age 61.

Additionally, all Share Awards are subject to vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of all Share Awards; termination without cause will also result in immediate vesting of all Career Share Awards and in immediate vesting of that portion of Long-Term Incentive Share Awards that have been expensed; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; to the extent that the Company has recognized compensation expense related to the shares subject to the awards, such amounts vest at retirement age and are paid out by March 15th of the subsequent year.

All awards of restricted stock are subject to a $5.00 minimum price per share when determining the number of shares awarded. The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant’s failure to achieve individual performance goals set by the committee.

Incentive Compensation Applicable to 2021. Following year-end, the Committee adopted an incentive plan for 2021 providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share awards, as in prior years, and similar in structure to the annual plan adopted for 2020. The Committee reserved to itself the discretion to increase as well as reduce awards based on its evaluation of various factors applicable to the plan and each participant. The Committee was authorized to modify the plan and the assessment of individual performance based on unusual or extraordinary items. Any such awards, if earned, will be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, in March 2022.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2020 the Company made a contribution of 1% to the qualified plan, while no Company contributions were made to the non-qualified plan.

Compensation Considerations for 2020 and 2021. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. The deductibility, for tax purposes, of compensation paid to named executive officers is subject to limits imposed by Section 162 of the Internal Revenue Code. Annual compensation exceeding $1 million is non-deductible. Accordingly, all compensation in excess of $1 million paid to any of the Company's Named Executive Officers (and the Chief Financial Officer) in any given year will be non-deductible.

The Company held a “Say on Pay” vote at its annual meeting in 2020. At that meeting, in excess of 94% of the votes were cast “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. Upon a Participant's reaching retirement age (as defined in the plan), all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson is the only Named Executive Officer eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 17,190 shares and $44,866. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $2.61 /share.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

William F. Blue, Jr., Chairman
Lowry F. Kline

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 28, 2019 and December 26, 2020 for (i) the Company's Chief Executive Officer; and (ii) the two other most highly compensated executive officers who served as such during the fiscal year ended December 26, 2020 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(4)	Stock Awards ($)(2)(4)	Option Awards ($)	Nonqualified Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)

Daniel K Frierson Chief Executive Officer	2020	574,219	—	70,000	—	—	5,895	650,114
	2019	625,000	—	—	—	—	5,629	630,629

D. Kennedy Frierson, Jr. Chief Operating Officer	2020	302,667	—	62,720	—	—	5,593	370,980
	2019	320,000	—	—	—	—	5,407	325,407

T.M. Nuckols, Vice President, President Residential	2020	260,104	—	30,800	—	—	5,219	296,123
	2019	275,000	—	—	—	—	4,922	279,922

(1)    Includes all amounts deferred at the election of the Named Executive Officer.

(2)    Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers. Continued employment is a condition of the Plan so the grant date is in the year after the year for which the performance was earned.

(3)    The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(4)     Continued employment at the time of grant and payment is required under the 2020 Incentive Plan; accordingly, bonuses and stock awards earned under the plan will be reported as compensation for 2021.

(5)    The following table is a summary and quantification of all amounts included in All Other Compensation.

 All Other Compensation

Name	Year	Registrant Contributions to Defined Contributions Plans ($)	Insurance Premiums ($)	Other ($)(1)	Total Perquisites and Other Benefits($)

Daniel K. Frierson	2020	2,800	3,095	—	5,895
	2019	2,750	2,879	—	5,629

D. Kennedy Frierson, Jr.	2020	2,800	2,793	—	5,593
	2019	2,750	2,657	—	5,407

T.M. Nuckols	2020	—	2,618	—	2,618
	2019	2,750	2,172	—	4,922

(1)    No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination for the period presented.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Exercisable (#)	Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)

Daniel K. Frierson	—	40,000	—	4.59	5/30/2022	40,858	106,639

D. Kennedy Frierson, Jr.	—	25,000	—	4.59	5/30/2022	139,704	419,323

T.M. Nuckols	—	15,000	—	4.17	5/30/2022	29,164	76,118

a.The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($2.61/share) by the number of shares of unvested restricted stock subject to the award.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
William F. Blue, Jr.	40,500	2,700	—	—	43,200

Charles E. Brock	30,000	2,700	—	—	32,700

Lowry F. Kline	38,500	2,700	—	—	41,200

Hilda S. Murray	34,500	2,700	—	—	37,200

Michael L. Owens	37,500	2,700	—	—	40,200

(1)    Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $36,000, payable $18,000 in cash and the remainder in Performance Units (subject, for payments made in 2020, to a $5.00 minimum value per unit). For 2020 the value awarded was $13,052 in Performance Units determined as of the date of grant. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Chairmen of the Audit and Compensation committees receive an additional annual payment of $8,000 and the Chairman of the Nominations and Corporate Governance Committee receives an additional annual payment of $4,000. Also, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

(2)    The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the annual meeting date as the grant date.

At fiscal year-end, each non-employee director was issued the following outstanding equity awards, with respect to service for 2020:

Name	Performance Units (#)(1)
William F. Blue, Jr.	3,600

Charles E. Brock	3,600

Lowry F. Kline	3,600

Hilda S. Murray	3,600

Michael L. Owens	3,600

(1)The performance units represent an equal number of shares of the Company's Common Stock. At year-end, the aggregate value of such stock was $46,980 determined by multiplying the number of performance units issued by the year-end per share market value of the Company's Common Stock ($2.61/share).

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2020 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their approval of our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.
We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on the Proposal Two at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
    The Board of Directors recommends that the Company’s shareholders vote FOR the approval of Proposal Two.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021
Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Dixon Hughes Goodman LLP to serve as its independent registered public accountants for its 2021 fiscal year. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.
The Board of Directors recommends that the Company’s shareholders vote FOR Proposal Three.
    In the event that the Company’s shareholders do not ratify the selection of Dixon Hughes Goodman LLP as independent registered public accountants for fiscal 2021, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2021.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Dixon Hughes Goodman LLP for services provided during fiscal year 2019 and 2020:

	2020	2019
Audit fees paid to Dixon Hughes Goodman LLP (1)	$603,642	$649,670
Tax fees (2)	$1,450	$1,425
All other fees (3)	$10,000	$—
Total Audit Fees	$615,092	$651,095

1.    Represents fees for professional services paid to Dixon Hughes Goodman LLP provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues during 2019 and 2020.
2.    Represents fees for tax compliance and tax planning services.
3.    Represents fees related to the S-8 Registration Statement filing.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg. S-X T Rule 2-01(c)(7)(i)(C).

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2022 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 12, 2021, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 2007, Dalton, Georgia 30722-2007, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company’s corporate headquarters, P.O. Box 2007, Dalton, Georgia 30722-2007.
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson
Chairman of the Board
Dated: March 19, 2021

THE DIXIE GROUP

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card — Class A Common Stock

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - William F. Blue, Jr.	☐	☐
02 - Charles E. Brock	☐	☐
03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐
05 - Lowry F. Kline	☐	☐
06 - Hilda S. Murray	☐	☐
07 - Michael L. Owens	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline and Michael L. Owens, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporate offices, Dalton, Georgia, at 8:00 A.M., Eastern Time, on May 5, 2021, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES.

PROPOSAL 3 - FOR RATIFICATION OF APPOINTMENT OF THE FIRM OF DIXON HUGHES GOODMAN LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2021.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

C Non-Voting Items

Change of Address — Please print new address below.